Exhibit 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT (“Agreement”)

Vacant Land

Montgomery, Illinois

1.	PARTIES: MONTGOMERY STERLING, L.L.C., an Illinois limited liability company, (“Seller”) agrees to sell and convey to: S.R. JACOBSON DEVELOPMENT CORP., a Michigan corporation on behalf of an entity to be named (“Purchaser”) and Purchaser agrees to buy from Seller the Property (as defined in Section 2 below) for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

2.	PROPERTY: The real estate per surveyed acre estimated at 30 acres, property identification numbers attached Exhibit A as located within the Village of Montgomery, County of Kendall, State of Illinois legally described on the Title Commitment to be provided; together with all improvements, and property attached thereto and made a part thereof owned by the Seller located in, on, attached to, or used in connection with the Property; all oil, gas and mineral rights, and all privileges and appurtenances pertaining thereto including any right, title and interest, if any, of Seller in and to adjacent streets, alleys, or rights-of-way, Seller’s interest in and to any, licenses, and permits with respect to the Property, improvements, fixtures, and property attached thereto and made a part thereof owned by the Seller located in, on, attached to, or used in connection with the real estate; all privileges and appurtenances pertaining thereto including any right, title and interest, if any, of Seller in and to adjacent streets, alleys, or rights-of-way; Seller’s interest in and to any, licenses, and permits with respect to the Property; all of the above herein collectively called “Property”.

3.	PURCHASE PRICE

A.	PURCHASE PRICE: $2,800,000.00

Payable in U.S. dollars by Purchaser as follows:

B.	EARNEST MONEY: Within three (3) business days after mutual execution of this Agreement Purchaser shall deposit with Chicago Title Insurance Company (“Title Company”) a sum equal to Twenty Five Thousand Dollars ($25,000.00) (“Earnest Money”). The Earnest Money shall be non-refundable after the expiration of the Inspection Period (except under Sections 4, 11 and15) and applicable to the Purchase Price at Closing. At the expiration of the Initial Approval Period (as herein defined) Purchaser shall deposit the additional sum of Fifty Thousand Dollars ($50,000.00) with the Title Company, which sum shall be non-refundable (except under Sections 4, 11 and15) and applicable to the Purchase Price at Closing. The parties shall execute Title Company’s escrow instructions, which shall be in a form that is mutually acceptable to the parties.

C.	BALANCE OF PURCHASE PRICE: The balance of the Purchase Price plus or minus prorations and closing adjustments, if any, is due at the closing of this transaction (“Closing”) and must be paid by wire transfer to the bank account of the Title Company as designated by its closing escrow officer.

D.

INSPECTION PERIOD: Purchaser and its duly authorized representatives shall have until ninety (90) days from the Effective Date (the “Inspection Period”) at reasonable times and upon reasonable notice to Seller, to conduct noninvasive inspections and studies, to make a physical inspection of the Property, to examine documents of record encumbering the Property and conduct a phase one environmental audit and an architectural and engineering

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Exhibit 10.1

evaluation of the Property, all at Purchaser’s sole expense. Within five (5) days from the Effective Date, Seller shall provide to Purchaser copies of all third party surveys, reports, studies and plans relating to the Property in Seller’s possession or control (collectively, the “Property Information”). No invasive inspection may be conducted without the Seller’s express written consent, not to be unreasonably withheld or delayed; provided however that Purchaser may conduct soil boring tests on the Property after providing written evidence of insurance to Seller. Seller shall provide access to the Property during business hours and with twenty four (24) hours prior notice. Purchaser shall save, indemnify, defend and hold harmless Seller from the acts and/or omissions of Purchaser and its representatives, agents and contractors arising from such inspections, except to the extent caused by mere discovery by Purchaser of pre-existing conditions at the Property or by the gross negligence or willful misconduct of Seller. The provisions of this Section shall survive the termination of this Agreement or Closing. If Purchaser in its sole discretion elects not to proceed with its purchase of the Property for any reason or no reason at all, Purchaser shall, on or before the end of the Inspection Period, serve Seller with written notice of its election to terminate this Agreement (which notice is hereinafter referred to as “Termination Notice”) and the Title Company shall return the Earnest Money to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force and effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof expect for those matters that specifically survive such termination. If Purchaser fails to send the Termination Notice on or before the end of the Inspection Period, this Agreement shall remain in full force and effect, and the Earnest Money shall be non-refundable (except under Sections 4, 11 and15) and applicable to the Purchase Price at Closing.

In the event Purchaser provides Seller with a Termination Notice, at Seller’s request, Purchaser shall, within a reasonable period of time, deliver to Seller complete copies of any final reports, surveys, assessments, tests, and studies obtained by Purchaser (the “Reports”) in the course of Purchaser’s investigation of the Property which concern the physical condition of the Property. Seller acknowledges that any Reports supplied or made available by Purchaser shall be delivered to Seller on an “as-is/where-is/with all faults” basis solely as a courtesy and Purchaser has no obligation to verify the accuracy of any statements or other information therein contained, nor any method used to compile the reports or information contained therein, or the qualification of the person(s) preparing the Reports and Purchaser makes no representations, express or implied, or arising by operation of law, as to the accuracy, completeness or any other aspect of the Reports.

4.

TITLE INSURANCE: Within fifteen (15) business days from the Effective Date, Seller will cause the Title Company to deliver to Purchaser a Title Insurance Commitment (“Commitment”) issued by the Title Company, dated within twenty (20) days of the Effective Date, together with legible copies of all instruments identified as exceptions in the Commitment. Purchaser shall have until the expiration of the Inspection Period to object in writing to the condition of title or any matters identified in the Survey referenced below. If Purchaser or its counsel do not object in writing to the condition of title prior to the expiration of the Inspection Period, Purchaser shall be deemed satisfied with the condition of title identified in the Commitment. If Purchaser or its counsel timely objects in writing to the condition of title or matters identified in the Survey, Seller shall have five (5) business days from its receipt of Purchaser’s title objection(s) to advise Purchaser whether or not Seller will attempt to cure Purchaser’s title objections. If Seller elects to cure Purchaser’s title objections, Seller shall have thirty (30) days from its receipt of Purchaser’s title objections to attempt to cure the objections or to provide evidence satisfactory to Purchaser that the objections will be cured or insured over to Purchaser’s satisfaction on or before the Closing Date. If Seller is unwilling or unable to remedy Purchaser’s objection(s) to Purchaser’s satisfaction then Purchaser, at its option, may either waive the objection(s) and the parties shall continue to perform their obligations, subject to the terms and conditions of this Agreement; or Purchaser may terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser and the parties shall have no further rights or obligations under this

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Exhibit 10.1

Agreement. If Purchaser does not raise a title or Survey objection within the foregoing time period or in the event Seller cures (or Purchaser waives) Purchaser’s objection(s), the exceptions of record identified in the Commitment which are not objected to, or which have been waived by Purchaser, shall be deemed accepted by Purchaser and shall be “Permitted Encumbrances” to the condition of title conveyed at Closing. Notwithstanding the foregoing, any mortgage liens and security interests of any mortgage holder or any other monetary liens or encumbrances shall not constitute Permitted Encumbrances and shall be discharged by Seller on or before Closing.

5.	SURVEY: Seller will provide an ALTA Survey of the Property prepared by Spaceco, Inc. dated January 27, 2016 identified as Project No. 9012 (“Survey”). Purchaser, at its cost, may have the Survey updated, certified to Purchaser and to Purchaser’s lender or upgraded to current ALTA/NSPS survey standards or inclusive of additional Optional Table A items.

6.	APPROVALS: Purchaser shall have a period of one hundred twenty (120) days from the expiration of the Inspection Period (the “Approval Period”) to obtain from the Village of Montgomery and all other governmental agencies having jurisdiction, site plan and such other governmental approvals and permits necessary for the development of the Property as a multi-family project containing garden-style units (the “Approvals”). If, despite Purchaser’s diligent efforts, Purchaser has not obtained the Approvals within the Approval Period, Purchaser shall have the right to extend the Approval Period for up to two (2) additional sixty (60) day periods (each an “Extension Period”). For the first sixty (60) day Extension Period, Purchaser shall deposit the additional sum of Twelve Thousand Five Hundred and 00/100 ($12,500) Dollars with the Title Company prior to expiration of the initial Approval Period and for the second sixty (60) day Extension Period, Purchaser shall deposit an additional Twelve Thousand Five Hundred and 00/100 ($12,500) Dollars with the Title Company prior to expiration of the first Extension Period. The foregoing extension payments shall be non-refundable, except as expressly provided in this Agreement, and applicable to the Purchase Price at Closing. If Purchaser does not obtain the Approvals within the Approval Period or any applicable Extension Period, Purchaser shall have the right to either terminate this Agreement by providing Seller with written notice of termination, in which event the Earnest Money and any extension payments made by Purchaser shall be released to Seller and the parties shall have no further rights or obligations under this Agreement; or Purchaser may elect to waive the foregoing condition, in which event this Agreement shall remain in effect.

7.	CLOSING: The Closing of the sale shall be accomplished by means of a “New York” style closing and take place at the offices of the Title Company, Nancy Castro, BP/Escrow Manager, #10 S. LaSalle Street, Suite 3100, Chicago, Illinois 60603 thirty (30) days after the expiration of the Approval Period, as the same may be extended (“Closing Date”), unless Seller and Purchaser change such date in writing; provided, however, that the Closing Date shall not be later than December 31, 2017.

A.	At the Closing, Seller shall deliver to Purchaser, at Seller’s sole cost and expense, the following:

(1)	Duly executed and acknowledged Special Warranty Deed, conveying title in fee simple to all of the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except for Permitted Exceptions. The special warranty deed shall be accompanied by an Illinois real estate transfer tax valuation affidavit (“PTAX-203”), as the purchase price is not to be reflected on the warranty deed. Seller shall be responsible for preparation of the PTAX-203.

(2)	The Survey;

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Exhibit 10.1

(3)	Internal Revenue Code Affidavit pursuant to Section 1445 stating that Seller is not a foreign entity within the meaning of the Internal Revenue Code (FIRPTA);

(4)	A Seller’s “GAP” undertaking;

(5)	Seller shall cause the Title Company to issue an Owner’s Policy of Title Insurance (the “Title Policy”) or a pro forma Title Policy signed by the Title Company in the full amount of the Purchase Price, dated as of Closing, insuring Purchaser’s fee simple title to the Property subject only to the Permitted Encumbrances, with extended coverage (subject to Purchaser providing any survey required by the Title Company to issue extended coverage), and provide to the Title Company such documents that may reasonably be requested by the Title Company to satisfy any of the Schedule B-I requirements applicable to Seller;

(6)	State, county and local real estate transfer declarations, to the extent applicable (the “Transfer Declarations”);

(7)	A signed closing statement setting forth the Purchase Price and all debits and credits to Purchaser and Seller in connection with this sale;

(8)	An Assignment of all of Seller’s rights and interest in the Property Information, to the extent assignable;

(9)	All other documents customarily required to close this type of transaction as required by the Title Company or as reasonably requested by Purchaser.

B.	At the Closing, Purchaser shall deliver to Seller, at Purchaser’s sole cost and expense, the following:

(1)	The balance of the Purchase Price including prorations and adjustments, if any;

(2)	Such organizational documents and resolutions as to Purchaser as reasonably required by the Title Company to issue its Title Policy;

(3)	A signed counterpart of the closing statement;

(4)	Signed counterparts of the Transfer Declarations;

(5)	Execute such other and further documents necessary to close this transaction as required by the Title Company or reasonably requested by Seller; and

(6)	A Purchaser’s GAP undertaking, if required by the Title Company.

8.	POSSESSION: Possession of the Property shall be delivered to Purchaser at Closing free and clear of the rights of Seller or any third party, except for the Permitted Encumbrances.

9.	SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING:

A.

SELLER’S EXPENSES: All costs of releasing and recording any release of mortgage, lien or other monetary encumbrance required by the terms of this Agreement; one-half ( 1⁄2) of any escrow fee (except any money lender’s escrow fee, which shall be paid by Purchaser); state, and county transfer taxes or documentary stamps; transfer taxes or documentary stamps imposed by the Village which are customarily paid by sellers of real property in that jurisdiction, special assessments on the Property which have been confirmed prior to the Closing (regardless of whether such special assessments may be paid in installments subsequent to Closing), real estate brokerage fees pursuant to the written agreement

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Exhibit 10.1

between Inland Real Estate Advisors, Inc. and Seller; all costs of the Owner’s Title Policy; Seller’s attorneys’ fees and other expenses stipulated to be paid by Seller under the provisions of this Agreement.

B.	PURCHASER’S EXPENSES: All recording costs of the Purchaser’s mortgage, the Deed, and the collateral documents; the full amount of any money lender’s escrow fee; expense of ALTA Mortgage Title Policy; one-half ( 1⁄2) of any escrow fee; the cost of any special endorsements (excluding extended coverage) or additional insurance required by the Purchaser or Purchaser’s lender; Purchaser’s real estate brokerage fee, if any, if not provided for in this Agreement; transfer taxes or documentary stamps imposed by the Village which are customarily paid by buyers of real property in that jurisdiction, and Purchaser’s attorney’s fee and expenses stipulated to be paid by Purchaser under other provisions of this Agreement.

10.	PRORATIONS AND ADJUSTMENTS: The following shall be prorated and adjusted between Seller and Purchaser as of the time of Closing, except as otherwise expressly provided herein:

A.	Real estate tax proration shall be based upon one hundred two percent (102%) the most recent ascertainable tax bill, prorated as of 11:59 p.m. on the day immediately prior to the Closing Date;

B.	Such other items that are customarily prorated in transactions of this nature shall be ratably prorated as of 11:59 p.m. on the day immediately prior to the Closing Date.

C.	All prorations shall be final.

11.	DEFAULT / REMEDIES:

A.	Unless otherwise provided for herein, if Purchaser breaches or defaults under this Agreement which is not cured within five (5) days from Purchaser’s receipt of written notice of default from Seller, Seller may, as its sole remedy, terminate this Agreement, in which event the Earnest Money and any extension payments made, plus accrued interest, if any, shall be due and payable to Seller as its sole liquidated damages. The parties agree that actual damages in the event of default are difficult to ascertain and further agree that the amount set forth as liquidated damages is a reasonable estimate of the damages to Seller in the event of Purchaser’s default. Such sum is intended to be liquidated damages, and not a penalty.

B.	If Seller breaches or defaults under this Agreement which is not cured within five (5) days from Seller’s receipt of written notice of default from Purchaser, Purchaser shall be entitled to either: (i) terminate this Agreement and receive a refund of the Earnest Money and all extension payments, in which event the parties shall have no further rights or obligations hereunder; or (ii) to specifically enforce this Agreement. Purchaser acknowledges and agrees that under no circumstances shall Seller be liable for Purchaser’s damages that are consequential, actual, punitive, speculative or otherwise.

12.	PERSONAL PROPERTY. Seller shall remove from the Property prior to Closing all debris and Seller’s personal property not conveyed by bill of sale to Buyer, if any.

13.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER:

A.	Seller hereby represents and warrants to Purchaser, which representations and warranties shall be deemed made by Seller to Purchaser as of the Effective Date and as of the Closing Date that:

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Exhibit 10.1

(1)	There are no parties in possession of any portion of the Property;

(2)	Seller is the owner of the Property and is duly authorized and empowered to sell the Property.

(3)	All obligations of Seller arising from the ownership and operation of the Property which accrue prior to the Closing Date, have been paid as they became due or will be paid at or prior to Closing. Except for obligations for which provisions are herein made for proration or other adjustments at Closing, there will be no obligations of Seller with respect to the Property outstanding as of the Closing Date.

(4)	As of the Closing Date there will be no recorded or unrecorded land leases affecting the Property.

(5)	This Agreement when executed and delivered by Purchaser and Seller will constitute the valid and binding agreement of Seller enforceable against Seller in accordance with its terms;

(6)	Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with; (i) any applicable provisions of law; (ii) any order of any court or government agency having jurisdiction over the Seller; or (iii) any agreement or instrument to which Seller is a party or which Seller is bound.

(7)	that there are no actions, suits, claims or other proceedings pending or, to the best of Seller’s knowledge, contemplated or threatened against Seller that could affect Seller’s ability to perform its obligations under this Agreement.

(8)	Seller has not performed or permitted any third party to perform any alterations or improvements to the Property.

(9)	Seller has not received written notice that the Property is in violation of any laws, ordinances, rules or regulations of the Village of Montgomery or any other governmental agency having jurisdiction over the Property.

Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (the “Representations”) which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations: (i) there shall no liability on the part of Seller for breaches of Representations of which Purchaser had actual knowledge at Closing; and (ii) Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation of which Purchaser had actual knowledge at the Closing, but Purchaser’s sole right shall be to terminate this Agreement in which event, the Earnest Money all extension payments made and all interest accrued thereon shall be returned to Purchaser and Seller shall reimburse Purchaser for its out of pocket costs incurred in connection with the Property, up to the amount of $25,000.

B.	From the effective date of this Agreement until the Closing Date or earlier termination of this Agreement, Seller covenants to:

(1)	to advise Purchaser promptly of any litigation, arbitration or administrative hearing before any governmental body or agency of which Seller is notified, concerning or affecting the Property which is instituted after the date hereof;

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Exhibit 10.1

(2)	to not take, or omit to take any action that would have the effect of violating any of the material representations, warranties, covenants, and agreements of Seller contained in this Agreement; and

(3)	not, without Purchaser’s written consent, transfer any interest in the Property, grant any easements, enter into any licenses, leases, options or other agreements that would be binding on Purchaser or the Property after Closing or otherwise encumber any portion of the Property.

14.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER:

A. Purchaser represents, warrants and covenants to Seller now and as of the Closing as follows:

(1)	As further set forth below, Purchaser is purchasing the Property in its “AS IS, WHERE IS” and “WITH ALL FAULTS” condition with no warranties by Seller as to merchantability, suitability or fitness for any particular use, it being understood and agreed that Purchaser is relying solely on its own inspections, engineering studies and reports, economic and feasibility studies and examinations of the Property and Purchaser’s own determination of the condition of the Property.

(2)	Purchaser has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3)	This Agreement when executed and delivered by Purchaser and Seller will constitute the valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

(4)	To Purchaser’s current, actual knowledge, neither the execution and delivery of this Agreement nor consummation of the transaction contemplated hereby will violate or be in conflict with; (i) any applicable provisions of law; (ii) any order of any court or government agency having jurisdiction over the Purchaser; or (iii) any agreement or instrument to which Purchaser is a party or which Purchaser is bound.

(5)	There are no actions, suits, claims or other proceedings pending or, to the best of Purchaser’s knowledge, contemplated or threatened against Purchaser that could affect Purchaser’s ability to perform its obligations under this Agreement.

(6)	If Purchaser or any agent or representative of Purchaser has entered upon or prior to Closing shall enter upon the Property for inspection thereof, that he, she or it has done so or shall do so at their sole risk and shall indemnify, defend and hold Seller harmless from all risk of injury and loss and shall make any claim therefore solely against their personal liability carrier and that no such claim shall be made against Seller, any and all such claims against Seller being barred and any and all subrogation rights of such liability carrier against Seller hereby being hereby waived.

(7)	That, prior to obtaining Seller’s written consent, Purchaser shall not conduct, contract for or authorize any agent of representative of Purchaser to conduct any invasive testing or other procedures on or in the Property.

(8)	Purchaser is a sophisticated and experienced purchaser of properties such as the Property and has been duly represented by counsel in connection with the negotiation of this Agreement.

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Exhibit 10.1

15.	CONDEMNATION: If, prior to the Closing Date, condemnation proceedings are commenced against any portion of the Property (except for road widening which does not result in the loss of parking or otherwise cause Purchaser’s project to become non-conforming with the all dimensional requirements under the Village’s zoning ordinance), Purchaser may, at its option, terminate this Agreement by written notice to Seller within ten (10) business days after Purchaser is advised of the commencement of such condemnation proceedings and the Earnest Money and all extension payments shall be refunded to Purchaser, or if Purchaser fails to give said notice of termination, Purchaser shall have the right to proceed to consummate the purchase of the Property, in which event Purchaser may appear and defend any such condemnation proceedings, and any award in condemnation shall become the Property of Purchaser and assigned to Purchaser at Closing and the Purchase Price shall not be reduced.

16.

AS-IS DELIVERY: Seller has not made and does not and is unwilling to make any representations or warranties as to the physical or any other condition of the Property or to any matter affecting or related to the Seller or the Property whatsoever, express or implied, including but not limited to matters relating to zoning and environmental compliance (except as expressly provided in this Agreement), and Purchaser agrees to purchase the Property on and “AS-IS, WHERE IS” and “WITH ALL FAULTS” basis as of the date of Closing. IN PARTICULAR, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 13, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (II) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, ENCUMBRANCE, RESERVATION, CONDITION OR OTHERWISE, (III) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, INCLUDING WITHOUT LIMITATION, ZONING REGULATIONS AND ORDINANCES, (IV) ANY AND ALL ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON, UNDER OR ADJACENT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NONEXISTENCE OF “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS,” “TOXIC SUBSTANCES,” OR “SOLID WASTE” AS SUCH TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980M AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND ANY OTHER FEDERAL, STATE OR LOCAL STATUTE, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS, TOXIC OR DANGEROUS WASTE, SUBSTANCE, CHEMICAL OR MATERIAL NOW OR HEREAFTER IN EFFECT, AND IN THE REGULATIONS PROMULGATED PURSUANT TO SUCH LAWS, ALL AS AMENDED, AND (V) THE FINANCIAL EARNING CAPACITY, EXPENSE HISTORY OR THE OPERATION OF THE PROPERTY. THE CONVEYANCE OF THE PROPERTY IS MADE ON AN “AS-IS/WHERE-IS/WITH ALL FAULTS” BASIS AND IN ITS PRESENT CONDITION. PURCHASER EXPRESSLY ACKNOWLEDGES, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, THAT SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED OT, ANY WARRANTY OR CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, ITS AGENTS, BROKERS, OR EMPLOYEES IN ORDER TO INDUCE PURCHASER TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS

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CONTEMPLATED HEREIN OTHER THAN AS MAY BE EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT NEITHER SELLER NOR ANY OF SELLER’S AGENTS, BROKERS OR EMPLOYEES HAVE MADE ANY REPRESENTATIONS OR STATEMENTS TO PURCHASER CONCERNING THE PROPERTY’S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAS SELLER OR ANY OF SELLER’S AGENTS, BROKERS, OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO PURCHASER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT PURCHASER HAD THE OPPORTUNITY TO CONDUCT A DILIGENT INVESTIGATION OF THE PROPERTY WITH REGARD TO ITS CONDITION, PERMITTED USE AND SUITABILITY FOR PURCHASER’S INTENDED USE THEREOF, AS WELL AS TO ALL OTHER FACTORS DEEMED MATERIAL TO PURCHASER. PURCHASER IS NOT RELYING UPON ANY REPRESENTATIONS OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF SELLER’S AGENTS, BROKERS OR EMPLOYEES WITH RESPECT TO THE PROPERTY, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE, EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREIN.

PURCHASER FURTHER ACKNOWLEDGES ANY AND ALL REPORTS SUPPLIED OR MADE AVAILABLE BY SELLER, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, OR OTHER INSPECTION REPORTS PERTAINING TO THE PROPERTY (“REPORTS”) WERE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND AMES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND THAT SUCH REPORTS WERE DELIVERED TO PURCHASER ON AN “AS-IS/WHERE-IS/WITH ALL FAULTS” BASIS SOLELY AS A COURTESY TO PURCHASER AND THAT SELLER HAS NEITHER VERIFIED THE ACCURACY OF ANY STATEMENTS OR OTHER INFORMATION THEREIN CONTAINED, NOR ANY METHOD USED TO COMPILE THE REPORTS OR DETERMINED THE QUALIFICATIONS OF THE PERSON(S) PREPARING THE REPORTS AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE ACCURACY, COMPLETENESS OR ANY OTHER ASPECT OF THE REPORTS.

ANY FACTUAL INFORMATION SUCH AS PROPERTY DIMENSIONS, SQUARE FOOTAGE, OR SKETCHES SHOWN TO PURCHASER OR SET FORTH HEREIN ARE OR MAY BE APPROXIMATE AND PURCHASER REPRESENTS TO SELLER THAT IT HAS INSPECTED AND VERIFIED SUCH FACTUAL INFORMATION PRIOR TO THE EXECUTION OF THIS AGREEMENT. THE SELLER, THE BROKER OR OTHER AGENTS OF SELLER ASSUME NO LIABILITY FOR ANY INACCURACIES, ERRORS OR OMISSIONS THEREIN CONTAINED.

17.	BROKER’S COMMISSION: Seller shall cause to be paid a broker’s commission to Inland Real Estate Brokerage & Consulting, Inc. and Flanagan Realty LLC (collectively, “Broker”) upon and in accordance with the terms and conditions set forth in the separate listing agreement between Seller and Broker. Seller and Purchaser agree that all Brokers’ commissions shall be paid simultaneously with, and as a condition precedent to, any disbursements made at Closing. This paragraph and disbursement instructions may not be amended or revoked without the prior written consent of Broker. Each party hereto agrees to indemnify the other party and all those parties claiming through them from and against any claims by any other broker other than with whom the indemnifying party may have dealt.

18.	AGENCY DISCLOSURE. The listing broker, Inland Real Estate Brokerage & Consulting, Inc. and its sales agents (“Listing Company”) represent Seller. The Listing Company owes duties of

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Exhibit 10.1

trust, loyalty and confidence to Seller only. While the Listing Company has a duty to treat Purchaser honestly, the Listing Company is Seller’s auctioneer and is acting on behalf of Seller and not Purchaser. Any cooperating broker will be recognized as a Purchaser’s agent. BY SIGNING BELOW, PURCHASER ACKNOWLEDGES PRIOR TIMELY NOTICE BY LISTING COMPANY THAT LISTING COMPANY IS SELLER’S AUCTIONEER.

19.	CONSULT YOUR ATTORNEY: THIS IS INTENDED TO BE A LEGALLY BINDING AGREEMENT. READ IT CAREFULLY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY SELLER, BROKER, THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY. CONSULT YOUR ATTORNEY BEFORE SIGNING. NEITHER THE SELLER NOR THE BROKER CAN GIVE YOU ANY LEGAL ADVICE.

20.	Survival. The representations, warranties and covenants contained in this Agreement shall survive Closing for a period of three (3) months and shall not merge upon the delivery of the deed for all or any portion of the Property.

21.	NOTICES: Any notice to be given or served upon any party to this Agreement must be in writing and shall be deemed to have been given: (a) upon receipt in the event of personal service by actual delivery; (b) the first business day after posting if deposited in the United States mail with proper postage and dispatched by certified mail, return receipt requested; (c) upon receipt of telecopy or email if a copy of such notice is also sent by regular mail or overnight delivery service; or (d) upon receipt if notice is given other than by personal service or by certified mail. All notices shall be given to the parties at the addresses set forth at the beginning of this Agreement. Any party to this Agreement may at any time change the address for notices to that party by giving notice in this manner.

22.	COOPERATION IN A TAX DEFERRED EXCHANGE: Purchaser and Seller herein reserve the right to consummate this transaction as part of a deferred exchange of like kind property as provided by Section 1031 of the Internal Revenue Code, but in all events Seller shall receive cash at Closing. Both Purchaser and Seller agree to cooperate with each other in this regard at or prior to Closing and execute necessary documents as appropriate provided that the non-exchanging party shall have no liability in connection with the execution of such exchange documents. Should there be any additional costs associated with this deferred exchange they will be borne solely by the party effectuating the exchange. Purchaser hereby indemnifies and holds Seller harmless in connection with any matter concerning or arising out of such exchange or deferred exchange which indemnification shall survive the Closing.

23.	NO RECORDING: Neither this Agreement nor any type of memorandum thereof shall be recorded with the office of the Recorder of Deeds or with any other governmental agency, and any purported recordation or filing hereof by Purchaser shall be deemed invalid and shall constitute a default on the part of Purchaser.

24.	ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes all prior understandings and agreements. There are no representations, agreements arrangements or understandings oral or written between the parties, including the Broker, relating to the subject matter contained in this Agreement that is not fully expressed or referred to herein.

25.

SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall bind and inure to the benefit of Purchaser and Purchaser’s heirs, legal representatives, successors and permitted assigns and shall bind and inure to the benefit of the Seller and Seller’s heirs, legal representatives, its successors and assigns. Purchaser may not assign this Agreement without

10

Exhibit 10.1

prior written consent of Seller, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser may assign this Agreement to an affiliated entity, without requiring Seller’s consent.

26.	JOINT PURCHASERS: The term “Purchaser” shall be read as “Purchasers” if more than one person is the Purchaser of the Property, in which case their obligations shall be joint and several.

27.	FURTHER ASSURANCES: Either party shall execute, acknowledge and deliver to the other party such instruments and take such other actions, in addition to the instruments and actions specifically provided for herein at any time and from time to time after execution of this Agreement whether before or after the Closing, as such other party may reasonably request in order to effectuate the provisions of this Agreement or the transaction contemplated herein or to confirm or perfect any right to be created or transferred hereunder or pursuant to this transaction, provided that neither party shall be required to incur any material expense in connection therewith.

28.	SEVERABILITY: If any clause or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction as against any person or under any circumstances, the remainder of this Agreement and the applicability of any such clause or provision to other persons or circumstances shall not be affected thereby. All other clauses or provisions of this Agreement, not found invalid or unenforceable shall be and remain valid and enforceable.

29.	TIME: Time is of the essence of this Agreement.

30.	STRICT COMPLIANCE / WAIVER: Any failure by either party to insist upon strict performance by the other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, irrespective of the number of violations or breaches that may occur, and each party, notwithstanding any such failure, shall have the right thereafter to insist upon strict performance by the other of any and all of the provisions of this Agreement.

31.	GOVERNING LAW: The provisions of this Agreement and all questions with respect to the construction and enforcement thereof and the rights and liabilities of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

32.	WAIVER OF JURY TRIAL: EXCEPT AS PROHIBITED BY LAW, THE PARTIES SHALL, AND THEY HEREBY DO, EXPRESSLY WAIVE TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREBY. WITH RESPECT TO ANY MATTER FOR WHICH A JURY TRIAL CANNOT BE WAIVED, THE PARTIES AGREE NOT TO ASSERT ANY SUCH CLAIM AS A COUNTERCLAIM IN, NOR MOVE TO CONSOLIDATE SUCH CLAIM WITH, ANY ACTION OR PROCEEDING IN WHICH A JURY TRIAL IS WAIVED.

33.	ATTORNEYS FEES: A party to this Agreement who is the prevailing party in any legal proceeding against any other party brought under or with respect to this Agreement or the transaction contemplated hereby shall be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

34.	GENDER: A reference in this Agreement to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural, and vice versa, unless the context requires otherwise.

35.	CERTAIN REFERENCES: The term “herein”, “hereof” or “hereunder” or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term

11

Exhibit 10.1

is used. Unless otherwise stated, all references herein to paragraphs, subparagraphs or other provisions are references to paragraphs, subparagraphs or other provisions of this Agreement.

36.	CAPTIONS: The captions in this Agreement are for convenience and reference only and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

37.	NO ORAL CHANGES: This Agreement cannot be changed or any provision waived orally. ANY CHANGES OR ADDITIONAL PROVISIONS OR WAIVERS MUST BE SET FORTH IN A RIDER ATTACHED HERETO OR IN A SEPARATE WRITTEN AGREEMENT SIGNED BY THE PARTIES.

38.	EXHIBITS: All Exhibits described herein and attached hereto are incorporated herein by this reference for all purposes.

39.	DAYS: Whenever this Agreement requires that something be done within a specified period of days, that period shall (a) not include the day from which the period commences, (b) include the day upon which the period expires, (c) expire at 5:00 p.m. local time on the day upon which the period expires, and (d) except as otherwise provided for herein, be construed to mean calendar days; provided, that if the final day of the period falls on a Saturday, Sunday or legal holiday, the period shall extend to the first business day thereafter.

40.	COUNTERPARTS: This Agreement may be executed in multiple counterparts all of which when taken together shall constitute one Agreement.

41.	COUNTERPART FACSIMILE EXECUTION: For purposes of executing this Agreement, a document signed and transmitted by facsimile machine shall be treated as an original document. The signature of any party thereon shall be considered as an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document. At the request of either party, any facsimile document shall be re-executed by both parties in original form. No party hereto may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of this Agreement or any amendment executed in compliance with this paragraph. This paragraph does not supersede the requirements of Section 21, Notices, of this Agreement.

42.	EFFECTIVE DATE: The Effective Date of this Agreement shall be the last date on which both Seller and Purchaser have executed this Agreement.

43.	LIMITATION ON LIABILITY: Notwithstanding any provision contained in this contract or any of the documents to be executed by Seller at Closing (collectively, the “Sale Document”) the representations, warranties, indemnities, undertakings, covenants and agreements of Seller (collective, “Seller’s Undertakings”) under the Sales documents shall not constitute personal obligations of the officers, directors, employees, agents, trustee, partners (direct or indirect), members (direct or indirect), representatives, stockholders, or other principals or representatives of Seller, and no personal liability or personal responsibility of any sort with respect to any of Seller’s Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against any of the officers, directors, employees, agents, trustees, partners, members, representatives, stockholders or other principals or representatives of Seller.

Notwithstanding any provision contained in this Agreement or any of the documents to be executed by Purchaser at Closing (collectively, the “Purchase Documents”) the representations, warranties, indemnities, undertakings, covenants and agreements of Purchaser (collectively, “Purchaser’s Undertakings”) under the Purchase Documents shall not constitute personal obligations of the officers, directors, employees, agents, trustee, partners (direct or indirect),

12

Exhibit 10.1

members (direct or indirect), representatives, stockholders, or other principals or representatives of Purchaser, and no personal liability or personal responsibility of any sort with respect to any of Purchaser’s Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against any of the officers, directors, employees, agents, trustees, partners, members, representatives, stockholders or other principals or representatives of Purchaser.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Real Estate Purchase and Sale Agreement on the dates listed below, to be effective as of the date signed by the Seller.

PURCHASER: S.R. Jacobson Development Corp., a Michigan corporation on behalf of an entity to be named

/s/ Scott R. Jacobson

Scott R. Jacobson
(Print Name)

PURCHASER’S ADDRESS:	PURCHASER’S PHONE:

32400 Telegraph Road, Suite 100	Phone: 248-642-4700

Bingham Farms, MI 48025	Fax: 248-642-1586

DATE PURCHASER SIGNS THIS AGREEMENT:                                 January 5, 2017

PURCHASER’S ATTORNEY:                         Mark Cohn, Seyburn Kahn

ATTORNEY’S ADDRESS:	ATTORNEY’S PHONE:

2000 Town Center, Suite 1500	Phone: 248-353-7620

Southfield. MI 48075	Fax: 248-353-3727

SELLER: Montgomery Sterling, L.L.C., an Illinois limited liability company

              By:        Inland Land Appreciation Fund II, L.P., a Delaware limited partnership, its sole member

              By:        Inland Real Estate Investment Corporation, a Delaware corporation, its general partner

By: /s/ Guadalupe Griffin
Name: Guadalupe Griffin
Its: Senior Vice President

SELLER’S ADDRESS:	SELLER’S PHONE:
2901 Butterfield Road	Phone: 630.218.4837
Oak Brook, Illinois 60523	Fax: 630-574-9677
Attn: Guadalupe Griffin	Email: griffin@inlandgroup.com

DATE SELLER SIGNS THIS AGREEMENT:                                                    January 10, 2017

SELLER’S ATTORNEY:   David Neboyskey c/o The Inland Real Estate Group, Inc.

[Continued below]

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Exhibit 10.1

ATTORNEY’S ADDRESS:	ATTORNEY’S PHONE:
2901 Butterfield Road	Phone:	630.218.8000 ext. 4760
Oak Brook, Illinois 60523	Fax:	630.218.4900
Attn: David Neboyskey	Email:	dneboyskey@inlandgroup.com

BROKER:

Inland Real Estate Advisors, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

(630) 990-8400 Phone (630) 990-5350 Fax

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Exhibit A

PROPERTY IDENTIFICATION NUMBERS (PINs)

03-02-203-002

03-02-202-001

03-02-204-001

03-02-100-028

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